UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009 (November 18, 2009)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-12387 (Commission File Number)	76-0515284 (I.R.S. Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On November 18, 2009, Tenneco Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule I thereof (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters 12,000,000 shares of the Company’s common stock at a purchase price per share of $16.50, less underwriting discounts and commissions, in a registered public offering pursuant to the Company’s shelf registration statement currently on file. In addition, the Company also granted the Underwriters a 30-day option to purchase up to an additional 1,800,000 shares of its common stock to cover over-allotments, if any.
The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement, and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 18, 2009, among Tenneco Inc. and J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule I thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: November 19, 2009	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary